Exhibit 8.2

October 31, 2012

Board of Directors

McEwen Mining Inc.

181 Bay Street, Suite 4750

Toronto, ON

CANADA M5J2T3

Ladies and Gentlemen:

This firm has acted as Canadian counsel to McEwen Mining Inc., a Colorado corporation (the “Company”), in connection with the offer (the “Exchange Offer”) by the Company to issue shares of the Company’s common stock (“McEwen Mining common stock”) upon the exchange or redemption of outstanding exchangeable shares of Canadian Exchange Co. (“Shares”) that will be issued by Canadian Exchange Co. upon the valid exercise of subscription rights issued by Canadian Exchange Co. pursuant to that certain Canadian rights offering circular of the Company and Canadian Exchange Co., dated October 26, 2012, for shares of McEwen Mining common stock.  The shares of McEwen Mining common stock will be issued by the Company pursuant to a prospectus supplement, dated October 31, 2012, and the accompanying base prospectus (such documents, collectively, the “Prospectus”) that form part of the Company’s registration statement on Form S-3 (File No. 333-182192), initially filed with the Securities and Exchange Commission on June 18, 2012 and declared effective on August 3, 2012 (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(8) of Regulation S-K, 17 C.F.R. § 229.601(b)(8), in connection with the Registration Statement.

In connection with this opinion, we have examined the Registration Statement, the Prospectus, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the registration of the McEwen Mining common stock that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and (iii) that the issuance of the McEwen Mining common stock pursuant to the Registration Statement and Prospectus will be consummated in the manner described in the Registration Statement. For purposes of rendering our opinion, we have not made an independent investigation of the facts set forth in any of the above-referenced documents, including the Registration Statement and Prospectus. We have consequently relied upon representations and information presented in such documents.

This opinion is based on the facts and assumptions set out in the Registration Statement and the Prospectus, the current provisions of the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder, and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) publicly available prior to the date of this document. This summary takes into account all proposed amendments to the Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted substantially as proposed. However, no assurance can be given that such Proposed Amendments will be enacted in

Except for the Proposed Amendments, this opinion does not take into account or anticipate any other changes in law or any changes in the CRA’s administrative policies and assessing practices, whether by judicial, governmental or legislative action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein

Based upon and subject to the foregoing, and the qualifications, limitations and assumptions contained in the portion of the Registration Statement captioned “Certain Material Canadian Federal Income Tax Consequences”, we hereby confirm, as to the matters of Canadian federal income tax law, that the statements contained in the Registration Statement under the caption “Certain Material Canadian Federal Income Tax Consequences”, to the extent such statements constitute statements of law or legal considerations, reflect our opinion, as of the date hereof, with respect to the matters set forth therein. We have not considered and render no opinion on any aspect of the law other than as expressly set forth above.

This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used for any other purposes without our prior written consent. We hereby consent to the reference to our firm in the portion of the Registration Statement captioned “Certain Material Canadian Federal Income Tax Consequences” and “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement.

Yours Truly,

/s/ FRASER MILNER CASGRAIN LLP

FRASER MILNER CASGRAIN LLP